Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Edward Lynch, Jr., President and Chief Executive Officer of FreeButton, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-K of FreeButton Inc. for the fiscal year ended December 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FreeButton, Inc.

Dated: April 16, 2013

By:	/s/ James Edward Lynch, Jr.
James Edward Lynch, Jr.
President and Chief Executive Officer
(Principal Executive Officer and Principal Accounting Officer)